Exhibit 99.2

FORM OF

ACUITY BRANDS, INC.

LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT, made and entered into as of                     , 2005 by and between Acuity Brands, Inc., a Delaware Corporation, (the “Company”) and                      (“Grantee”).

W • I • T • N • E • S • S • E • T • H     T • H • A • T:

WHEREAS, the Company maintains the Acuity Brands, Inc. Long-Term Incentive Plan (the “Plan”), and Grantee has been selected by the Committee to receive a Restricted Stock Award under the Plan;

WHEREAS, the Company and Grantee have determined that Grantee shall enter into certain non-competition, non-solicitation and non-recruitment covenants, attached hereto as Exhibits A, B and C respectively, in consideration for receipt of the Restricted Stock award pursuant hereto, receipt of any such awards that Grantee may receive in the future, continued employment, and other good and valuable consideration, and ;

NOW, THEREFORE, IT IS AGREED, by and between the Company and Grantee, as follows:

1.	Award of Restricted Stock

1.1 The Company hereby grants to Grantee an award of              Shares of restricted stock (“Restricted Stock”), subject to, and in accordance with, the restrictions, terms, and conditions set forth in this Agreement. The grant date of this award of Restricted Stock is                    , 2005 (the “Grant Date”).

1.2 This Agreement (including any appendices or exhibits) shall be construed in accordance with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2.	Restrictions

2.1 Subject to Sections 2.3, 2.5, and 2.6 below, if the Grantee remains employed by the Company, the Restricted Stock shall vest as follows:

Number of Shares	Vesting Date
December 1, 2006
December 1, 2007
December 1, 2008
December 1, 2009

For purposes of this Agreement, employment with a Subsidiary of the Company or service as a member of the Board of Directors of the Company shall be considered employment with the Company.

2.2 Except as otherwise provided below, on each Vesting Date, Grantee shall own the Vested Shares of Restricted Stock free and clear of all restrictions imposed by this Agreement (except those imposed by Section 3.4 below). The Company shall transfer the Vested Shares of Restricted Stock to an unrestricted account in the name of the Grantee as soon as practical after each Vesting Date.

2.3 In the event, prior to the Vesting Date, (i) Grantee dies while actively employed by the Company, or (ii) Grantee has his employment terminated by reason of Disability, any Restricted Stock shall become fully vested and nonforfeitable as of the date of Grantee’s death or Disability. The Company shall transfer the Shares of Restricted Stock, free and clear of any restrictions imposed by this Agreement (except for Section 3.4) to Grantee (or, in the event of death, his surviving spouse or, if none, to his estate) as soon as practical after his date of death or termination for Disability.

2.4 In exchange for receipt of consideration in the form of the Restricted Stock award pursuant to this Agreement, the prospect of receiving such awards in the future, continued employment, and other good and valuable consideration, Grantee agrees that, in the event he elects to terminate his employment with the Company on a voluntary basis (“Voluntary Termination”), for twelve (12) months following the date of such Voluntary Termination (the “Restricted Period”), Grantee shall comply with the non-competition, non-recruitment, and non-disclosure restrictions attached hereto as Exhibits “A,” “B,” and “C,” respectively (the “Restrictive Covenants”). The parties hereto recognize that Grantee may experience periodic material changes in his job title and/or to the principal duties, responsibilities or services that he is called upon to perform on the behalf of the Company. If Grantee experiences such a material job change, the parties shall, as soon as is practicable, enter into a signed, written addendum to Exhibit “A” hereto reflecting such material change. Moreover, in the event of any material change in corporate organization on the part of the Direct Competitors set forth in Exhibit A hereto, the parties agree to amend Exhibit “A”, as necessary, at the Company’s request, in order to reflect such change. Upon execution, any such written modification to Exhibit “A” shall represent an enforceable amendment to this Agreement and shall augment and supplant the definitions of the terms Executive Services or Direct Competitor set forth in Exhibit “A” hereto, as applicable.

Grantee’s Initials:

2.5 Except for death or Disability as provided in Section 2.3, or except as otherwise provided in a severance agreement with Grantee, if Grantee terminates his employment or if the Company terminates Grantee prior to the Vesting Date, the Restricted Stock shall cease to vest further, the unvested Shares of Restricted Stock shall be immediately forfeited, and Grantee shall only be entitled to the Restricted Stock that has vested as of his date of termination.

2.6 Notwithstanding the other provisions of this Agreement, in the event of a Change in Control prior to the Vesting Date, all Shares of Restricted Stock shall become fully vested and nonforfeitable as of the date of the Change in Control. Not later than the first business day following the date of the Change in Control, the Company shall deliver to Grantee a cash payment representing the Fair Market Value of the Shares of Restricted Stock as of the date of the Change in Control.

2.7 The Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date Grantee becomes vested in the Restricted Stock.

3.	Stock; Dividends; Voting

3.1 The Restricted Stock shall be registered in the name of Grantee as of the respective Grant Date for such Shares of Restricted Stock. The Company may issue stock certificates or evidence Grantee’s interest by using a restricted book entry account with the Company’s transfer agent. Physical possession or custody of any stock certificates that are issued shall be retained by the Company until such time as the Shares are vested in accordance with Section 2. The Company reserves the right to place a legend on such stock certificate(s) restricting the transferability of such certificates and referring to the terms and conditions (including forfeiture) of this Agreement and the Plan.

3.2 During the period the Restricted Stock is not vested, the Grantee shall be entitled to receive dividends or similar distributions declared on such Restricted Stock and Grantee shall be entitled to vote such Restricted Stock.

3.3 In the event of a Change in Capitalization, the number and class of Shares or other securities that Grantee shall be entitled to, and shall hold, pursuant to this Agreement shall be appropriately adjusted or changed to reflect the Change in Capitalization, provided that any such additional Shares or additional or different shares or securities shall remain subject to the restrictions in this Agreement.

3.4 Grantee represents and warrants that he is acquiring the Restricted Stock for investment purposes only, and not with a view to distribution thereof. Grantee is aware that the Restricted Stock may not be registered under the federal or any state securities laws and that in that event, in addition to the other restrictions on the Shares, they will not be able to be transferred unless an exemption from registration is available or the Shares are registered. By making this award of Restricted Stock, the Company is not undertaking any obligation to register the Restricted Stock under any federal or state securities laws.

Grantee’s Initials:

4.	No Right to Continued Employment or Additional Grants

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon Grantee any right with respect to continuance of employment by the Company or a subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a Subsidiary to terminate Grantee’s employment at any time. The Plan may be terminated at any time, and even if the Plan is not terminated, Grantee shall not be entitled to any additional awards under the Plan.

5.	Taxes and Withholding

Grantee shall be responsible for all federal, state, and local income taxes payable with respect to this award of Restricted Stock and dividends paid on unvested Restricted Stock. Grantee shall have the right to make such elections under the Internal Revenue Code of 1986, as amended, as are available in connection with this award of Restricted Stock. The Company and Grantee agree to report the value of the Restricted Stock in a consistent manner for federal income tax purposes. The Company shall have the right to retain and withhold from any payment of Restricted Stock or cash the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require Grantee to reimburse the Company for any such taxes required to be withheld and may withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due to Grantee an amount equal to such taxes required to be withheld or withhold and cancel (in whole or in part) a number of shares of Restricted Stock having a market value not less than the amount of such taxes.

6.	Grantee Bound by the Plan

Grantee hereby acknowledges receipt of a copy of the Plan and the prospectus for the Plan, and agrees to be bound by all the terms and provisions thereof.

7.	Modification of Agreement

This Agreement may be modified, amended, suspended, or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

8.	Severability

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

Grantee’s Initials:

9.	Governing Law

The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the state of Delaware without giving effect to the conflicts of laws principles thereof.

10.	Successors in Interest

This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, whether by merger, consolidation, reorganization, sale of assets, or otherwise. This Agreement shall inure to the benefit of Grantee’s legal representatives. All obligations imposed upon Grantee and all rights granted to the Company under this Agreement shall be final, binding, and conclusive upon Grantee’s heirs, executors, administrators, and successors.

11.	Resolution of Disputes

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to the interpretation, construction, or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding, and conclusive on Grantee and the Company for all purposes.

12.	Pronouns; Including

Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural. Wherever used in this Agreement, the term “including” means “including, without limitation.”

Grantee’s Initials:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ATTEST:	ACUITY BRANDS, INC.

By:
Helen D. Haines, Secretary	Vernon J. Nagel,
Chairman, President, and
Chief Executive Officer

GRANTEE:

Grantee

Grantee’s Initials:

INSERT GRANTEE SPECIFIC EXHIBIT A HERE

Grantee’s Initials:

EXHIBIT B

TO ACUITY BRANDS, INC.

LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

NON-RECRUITMENT COVENANT

1.	DEFINITIONS

The following terms used in this Exhibit “B” shall have the following meanings:

(A) “Person” means any individual, firm, partnership, association, corporation, limited liability entity, trust, venture or other business organization, entity or enterprise;

(B) “Restricted Period” means a period of one (1) year following Voluntary Termination of the Grantee’s employment with the Company.

2.	NON-RECRUITMENT COVENANT

During the Restricted Period, the Grantee will not, directly or indirectly, for himself or on behalf of any other Person, solicit, induce, persuade, or encourage, or attempt to solicit, induce, persuade, or encourage, any management-level employee of the Company or the Company’s business unit in which the Grantee was employed (if applicable) to terminate such employee’s position with Acuity Brands, whether or not such employee is a full-time or temporary employee of Acuity Brands and whether or not such employment is pursuant to a written agreement, for a determined period or at will.

3.	SEPARABILITY

The Grantee acknowledges that the foregoing covenant, as well as each of those covenants set forth in Exhibits A and C to the Agreement, is a separate and distinct obligation of the Grantee and is deemed to be separable from the remaining covenants. If any of the provisions of any other such covenant should ever be held invalid, the foregoing covenant shall not be affected thereby and shall remain in full force and effect.

Grantee’s Initials:

EXHIBIT C

TO ACUITY BRANDS, INC.

LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

NON-DISCLOSURE COVENANT

1.	DEFINITIONS

The following terms used in this Exhibit “C” shall have the following meanings:

(A) “Trade Secrets” means information, without regard to form, relating to the Company’s business which is not commonly known by or available to the public and which derives economic value, actual or potential, from not being generally known to other persons and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality, including, but not limited to, technical or nontechnical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or lists of actual or potential customers or suppliers.

(B) “Confidential Information” means information of the Company which is non-public, proprietary and confidential in nature but is not a Trade Secret.

(C) “Person” means any individual, firm, partnership, association, corporation, limited liability entity, trust, venture or other business organization, entity or enterprise;

(D) “Restricted Period” means a period of one (1) year following Voluntary Termination of the Grantee’s employment with the Company.

2.	NON-DISCLOSURE COVENANT

The Grantee will not, directly or indirectly, for himself or on behalf of any other Person, use for the Grantee’s own benefit or disclose to any other party, any Trade Secrets or Confidential Information of the Company. The foregoing confidentiality obligations shall continue (A) with respect to all Trade Secrets, at all times so long as such Trade Secrets constitute trade secrets under applicable law, and (B) with respect to all Confidential Information, at all times during the Restricted Period.

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3.	SEPARABILITY

The Grantee acknowledges that the foregoing covenant, as well as each of those covenants set forth in Exhibits A and B to the Agreement, is a separate and distinct obligation of the Grantee and is deemed to be separable from the remaining covenants. If any of the provisions of any other such covenant should ever be held invalid, the foregoing covenant shall not be affected thereby and shall remain in full force and effect.

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